UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 4, 2009
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2250 Lakeside Boulevard
Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-570-5800
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Stock Option and Restricted Stock Grants
     On March 4, 2009, the MetroPCS Communications, Inc. (the “Company”) Board of Directors approved grants of options (“Options”) to acquire the Company’s common stock, par value $0.0001 per share (“Common Stock”), and grants of restricted Common Stock (“Restricted Stock”) to named executive officers of the Company under the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (the “2004 Plan”) as follows:

			Shares of
Name	Position	Number of Options	Restricted Stock
Roger D. Linquist	President and Chief Executive Officer	570,000	245,000

Thomas C. Keys	Chief Operating Officer	295,000	125,000

J. Braxton Carter	Executive Vice President and Chief Financial Officer	180,000	75,000

Mark A. Stachiw	Executive Vice President, General Counsel and Secretary	115,000	50,000

Robert A. Young	Senior Vice President, Market Operations, Northeast	50,000	20,000
     All of the Option grants approved by the Board of Directors on March 4, 2009 have an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on that date, $14.43 per share. All of the Option and Restricted Stock grants vest over four years as follows: twenty-five percent (25%) of the Options and Restricted Stock vest and, in the case of the Options, become exercisable, on March 4, 2010, and the remainder of the Options and Restricted Stock granted vests and, in the case of the Options, become exercisable, upon the executive officer’s completion of each additional month of service in a series of thirty-six (36) successive equal monthly installments.
     2009 Annual Cash Incentive Performance Awards
     On March 4, 2009, the Company’s Board of Directors approved annual cash performance awards to the Company’s named executive officers for fiscal year 2009 (“Performance Awards”) under the 2004 Plan based on 2009 performance criteria (“Performance Criteria”) approved by the Board of Directors. These Performance Awards will be paid in 2010 to the named executive officers based on individual and Company performance against the 2009 approved Performance Criteria as described below.

     The following table sets forth the Board of Director approved weighting, shown as a percentage of the total Performance Award, of the individual measures and the company/team Performance Criteria that will be used to determine Performance Award payments to the Company’s executive officers, including the named executive officers, for the fiscal year ending December 31, 2009:

		Percentage of Cash Performance
2009 Performance Criteria		Award
	• Gross margin
	• Adjusted EBITDA per average subscriber
	• Net additions	70%
Company/team Performance Criteria	• Capital expenditures per ending subscriber
	• Discretionary
Individual performance		30%
     The Board of Directors also approved targets for the individual measures and company/team Performance Criteria measures that would result in varying levels of cash payments under the Performance Awards. The following table sets forth the target and maximum payment opportunities for Performance Awards to the named executive officers as a percentage of annual base salary at corresponding levels of performance by the Company against the individual measures and the company/team Performance Criteria for the fiscal year ending December 31, 2009:

2009 Cash Performance Award Payout
Level Based on Goal Achievement
Maximum
		At 100% (Target)	performance
Roger D. Linquist	President and Chief Executive Officer	140% of base salary	280% of base salary

Thomas C. Keys	Chief Operating Officer	85% of base salary	170% of base salary

J. Braxton Carter	Executive Vice President and Chief Financial Officer	75% of base salary	150% of base salary

Mark A. Stachiw	Executive Vice President, General Counsel and Secretary	75% of base salary	150% of base salary

Robert A. Young	Senior Vice President, Market Operations, Northeast	75% of base salary	150% of base salary

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: March 6, 2009	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and CFO